               JOINT FILING INFORMATION

Reporting Person:	INDABA CAPITAL MANAGEMENT, LLC

Address:	ONE LETTERMAN DRIVE
BUILDING D. SUITE DM700
SAN FRANCISCO, CA 94129

Designated Filer:	INDABA CAPITAL MANAGEMENT, LLC

Issuer and Symbol:	JGWPT HOLDINGS INC. (JGW)

Date of Event Requiring Statement:	11/08/2013

Signature:	/s/ Hank Brier, as General Counsel Hank Brier, as General Counsel

Reporting Person:	INDABA PARTNERS, LLC

Address:	ONE LETTERMAN DRIVE
BUILDING D. SUITE DM700
SAN FRANCISCO, CA 94129

Designated Filer:	INDABA CAPITAL MANAGEMENT, LLC

Issuer and Symbol:	JGWPT HOLDINGS INC. (JGW)

Date of Event Requiring Statement:	11/08/2013

Signature:	/s/ Hank Brier, as General Counsel Hank Brier, as General Counsel

Reporting Person:	INDABA CAPITAL FUND, L.P.

Address:	C/O MAPLES CORPORATE SERVICES LIMITED
PO BOX 309, UGLAND HOUSE
GRAND CAYMAN, E9 KY1-1104

Designated Filer:	INDABA CAPITAL MANAGEMENT, LLC

Issuer and Symbol:	JGWPT HOLDINGS INC. (JGW)

Date of Event Requiring Statement:	11/08/2013

Signature:	/s/ Hank Brier, as General Counsel Hank Brier, as General Counsel

Reporting Person:	DEREK C. SCHRIER

Address:	ONE LETTERMAN DRIVE
BUILDING D. SUITE DM700
SAN FRANCISCO, CA 94129

Designated Filer:	INDABA CAPITAL MANAGEMENT, LLC

Issuer and Symbol:	JGWPT HOLDINGS INC. (JGW)

Date of Event Requiring Statement:	11/08/2013

Signature:	/s/ Derek C. Schrier Derek C. Schrier